EX-99.e.1.iii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

August 27, 2009

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Select Growth Fund (the “Fund”), which is a series of Voyageur Mutual Funds III, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Fund’s Class R Shares, so that such Class R Shares’ Rule 12b-1 (distribution) fees will not exceed 0.50% for the period September 1, 2009 through August 31, 2010.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ Theodore K. Smith

	Name:	Theodore K. Smith
	Title:	Executive Vice President

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Mutual Funds III

By:	/s/ Patrick P. Coyne

	Name:	Patrick P. Coyne
	Title:	President
	Date:	August 27, 2009